================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            MERCHANTS GROUP, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                               MERCHANTS GROUP, INC.
                                  250 Main Street
                              Buffalo, New York 14202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 1998

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of Merchants Group, Inc. (the "Company") will be held at the Company's offices at 250 Main Street, Buffalo, New York, on Wednesday, May 6, 1998 at 9:00 a.m., Buffalo time, for the following purposes:

     1. To elect two directors for a term of three years.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The prompt return of your proxy will avoid delay and save the expense involved in further communication. You may revoke the proxy any time prior to its exercise, and the giving of your proxy will not affect your right to vote in person at the meeting.

                                          By Order of the Board of Directors

                                          ROBERT M. ZAK
                                          Senior Vice President and
                                          Chief Operating Officer

     Date: April 3, 1998

   STOCKHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                                                April 3, 1998

                             MERCHANTS GROUP, INC.
                                250 Main Street
                            Buffalo, New York 14202

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 1998

     The following information is furnished in connection with the Annual Meeting of Stockholders of Merchants Group, Inc. (the "Company") to be held at the Company's offices at 250 Main Street, Buffalo, New York, on May 6, 1998 at 9:00 a.m., Buffalo time (the "Meeting"). A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and form of proxy may be obtained from the Company's Secretary, 250 Main Street, Buffalo, New York 14202. This Proxy Statement will first be sent to stockholders on or about April 3, 1998.

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy for the Meeting is being solicited by the directors of the Company. The proxy may be revoked by a stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by a stockholder attending the Meeting, withdrawing such proxy and voting in person.

     The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors and their agents (who will receive no additional compensation therefor) by means of personal interview, telephone or telegraph, and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The record date for determining shares of Common Stock, $.01 par value ("Shares"), entitled to vote at the Meeting has been fixed at the close of business on March 18, 1998. On such date there were 2,908,852 Shares outstanding, entitled to one vote each. A majority of the outstanding Shares, present in person or by proxy, will constitute a quorum at the Meeting. Abstentions, broker non-votes and withheld votes will be considered as being present at the Meeting. The vote of a plurality of Shares present at the Meeting is required for election of directors, which is the only matter scheduled to be voted on at the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the best of the Company's knowledge, no person or group (as those terms are used in Section 13(d) of the Securities Exchange Act of 1934) beneficially owned as of February 16, 1998 (unless otherwise indicated) more than 5% of the Shares outstanding except for the persons named in the following table.

                    NAME AND ADDRESS OF                       NUMBER OF SHARES    PERCENT
                     BENEFICIAL OWNER                        BENEFICIALLY OWNED   OF CLASS
                    -------------------                      ------------------   --------
Marvin C. Schwartz.........................................       289,200(1)        9.9%
  605 Third Avenue
  New York, New York 10158
Brent D. Baird and others..................................       289,100(2)        9.9%
  1350 One M&T Plaza
  Buffalo, New York 14203
Tweedy, Browne Company L.P.................................       284,365(3)        9.8%
  52 Vanderbilt Avenue
  New York, New York 10017
Franklin Resources, Inc....................................       258,300(4)        8.9%
  777 Mariners Island Blvd.
  San Mateo, California 94404
Merchants Mutual Insurance Company.........................       255,000(5)        8.8%
  250 Main Street
  Buffalo, New York 14202
John D. Weil...............................................       234,000(6)        8.0%
  200 N. Broadway
  St. Louis, Missouri 63102
Kahn Brothers & Co., Inc...................................       162,030(7)        5.6%
  555 Madison Avenue
  New York, New York 10022
Donald Smith & Co., Inc....................................       155,000(8)        5.3%
  East 80, Route 4
  Paramus, New Jersey 07652

---------------

(1) Based on a Schedule 13D most recently amended on May 6, 1996, which indicated Mr. Schwartz had sole voting and dispositive power with respect to 211,700 Shares and shared dispositive power with respect to 77,500 Shares.

(2) Based on information provided by Brent D. Baird, which updated an amended
    Schedule 13D filed on March 30, 1995 by Mr. Baird, members of the Baird family, persons with personal relationships with members of the Baird family, and entities owned or controlled by the Baird family. The filing persons with respect to this amended Schedule 13D and the number of Shares beneficially owned are: (i) Brent D. Baird, individually and as trustee f/b/o Jane D. Baird, 15,000 Shares; (ii) Aries Hill Corp., 47,000 Shares;
    (iii) Anne S. Baird, individually and as trustee f/b/o Cameron D. Baird, 2,100 Shares; (iv) Jane D. Baird, 15,000 Shares; (v) Bridget B. Baird, as successor trustee, 14,000 Shares; (vi) The Cameron Baird Foundation, 2,000 Shares; (vii) Brian D. Baird, as successor trustee, 1,000 Shares; (viii) Citizens Growth Properties, 30,000 Shares; (ix) Susan R. O'Connor, 2,000 Shares; (x) Cinnamon Investments Ltd., 7,000

    Shares; (xi) Bruce C. Baird, 5,000 Shares; (xii) Cameron D. Baird, 4,000 Shares; (xiii) David M. Stark, as successor trustee, 2,000 Shares; (xiv) Ruth R. Senturia, 1,000 Shares; (xv) First Carolina Investors, Inc., 135,000 Shares; (xvi) Belmont Contracting Co., Inc., 2,000 Shares; and (xvii) Trubee Collins & Co. Retirement Fund f/b/o Brent D. Baird, 5,000 Shares.

(3) Based on a Schedule 13D most recently amended on February 24, 1994, which indicated Tweedy, Browne Company L.P. ("TBC") had sole voting power with respect to 253,980 Shares and shared dispositive power with respect to all these Shares. Does not include a total of 8,600 Shares beneficially owned by partnerships in which certain partners of TBC are also partners, in which TBC disclaims beneficial ownership.

(4) Based on a Schedule 13G dated January 30, 1998, which indicated that Franklin Advisory Services, Inc. had sole voting and dispositive power with respect to these Shares as of December 31, 1997.

(5) Merchants Mutual Insurance Company ("Mutual") operates its business in conjunction with the Company and Merchants Insurance Company of New Hampshire, Inc. ("MNH"), the Company's wholly-owned subsidiary. See "Management Agreement."

(6) Based on a Schedule 13D most recently amended on January 31, 1997, which indicated Mr. Weil had sole voting and dispositive power with respect to these Shares.

(7) Based on a Schedule 13G dated February 5, 1997, which indicated Kahn Brothers & Co., Inc. had shared dispositive power but no voting power with respect to these Shares.

(8) Based on a Schedule 13G dated February 2, 1998, which indicated Donald Smith & Co., Inc. had sole voting and dispositive power with respect to these Shares.

     The Company is subject to statutes governing insurance holding company systems. Under the terms of the applicable New Hampshire statute, any person or entity desiring to effect a purchase or other acquisition of the Company's securities that would result in such person or entity owning 10% or more of the Company's outstanding voting securities would be required to obtain the approval of the New Hampshire Insurance Department prior to the purchase or other form of acquisition.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the Shares beneficially owned as of March 18, 1998 (unless otherwise indicated) by each director and nominee for election as director and each executive officer listed in the Summary Compensation Table. Unless otherwise stated, each person has sole voting and investment power with respect to the Shares set forth in the table.

                                                            NUMBER OF SHARES      PERCENT
                          NAME                             BENEFICIALLY OWNED   OF CLASS(1)
                          ----                             ------------------   -----------
Andrew A. Alberti........................................             0               --
Brent D. Baird...........................................       289,100(2)          9.94%
Frank J. Colantuono......................................         1,000              .03%
Richard E. Garman........................................        92,000(3)          3.16%
Henry P. Semmelhack......................................         1,700              .06%
Robert M. Zak............................................        18,460(4)           .63%
Edward M. Murphy.........................................         7,850(5)           .27%
Kenneth J. Wilson........................................           800              .03%
Directors and officers as a group........................       410,910            14.04%

---------------

(1) Percentage calculations for each individual and group in the table are based on 2,908,852 Shares outstanding plus any Shares such person or the person in such group has the right to acquire within 60 days of the date of this Proxy Statement under the Merchants Group, Inc. 1986 Stock Option Plan, as amended (the "Option Plan").

(2) See note 2 to table under "Security Ownership of Certain Beneficial Owners."

(3) Includes 80,000 Shares owned by a corporation of which Mr. Garman is chief executive officer and majority shareholder.

(4) Includes 12,750 Shares that Mr. Zak has the right to acquire under the Option Plan within 60 days of the date of this Proxy Statement and 1,110 Shares held by the Merchants Mutual Supplemental Executive Retirement Plan for the benefit of Mr. Zak.

(5) Includes 5,000 Shares that Mr. Murphy has the right to acquire under the Option Plan within 60 days of the date of this Proxy Statement and 250 Shares held by his spouse, in which he disclaims beneficial ownership.

                             ELECTION OF DIRECTORS

INFORMATION CONCERNING DIRECTORS AND NOMINEES

     The Company's Certificate of Incorporation provides that the number of directors of the Company shall be not less than five and not more than fifteen and that the directors shall be divided into three classes, each class containing as nearly equal a number of directors as possible, with one class standing for election each year. From January 30, 1997 until January 29, 1998, the Board of Directors consisted of five directors. On January 29, 1998, the Board of Directors increased the size of the Board to six and elected Andrew A. Alberti to fill that newly-created vacancy for a term expiring at the annual meeting of stockholders in 1999.

     The directors recommend a vote FOR the two directors standing for election listed below. Except where authority to do so has been withheld, it is the intention of the persons named in the accompanying form of proxy to vote at the Meeting FOR these nominees. Although the directors do not contemplate that any nominee will be unable to serve, if such a situation arises prior to the Meeting, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

     The following table sets forth information regarding directors standing for election and directors whose terms continue beyond the Meeting:

                                                               PRINCIPAL OCCUPATION
        NAME, POSITION AND                                   AND BUSINESS EXPERIENCE
     TENURE WITH THE COMPANY          AGE                      FOR PAST FIVE YEARS
     -----------------------          ---                    -----------------------
DIRECTORS STANDING FOR ELECTION FOR A TERM EXPIRING IN 2001
Brent D. Baird                         59    Private investor since 1991; limited partner of Trubee,
  Director since 1995 and                    Collins & Co. (member firm of New York Stock Exchange,
  President and Chief                        Inc.) from 1983 to 1991.
  Executive Officer since
  July 1, 1995

Richard E. Garman                      67    President and Chief Executive Officer of A.B.C. Paving
  Director since 1987 and                    Company (a construction company).
  Chairman of the Board
  since July 1, 1995
DIRECTORS WHOSE TERMS EXPIRE IN 1999
Andrew A. Alberti                      51    President of Cross River International Inc., an
  Director since                             insurance management consulting firm, since 1993;
  January 29, 1998                           President of Hanover Management Services Inc., an
                                             insurance management consulting firm from 1989 to 1993;
                                             various positions in the New York Insurance Department
                                             Liquidation Bureau from 1973 to 1988.

Frank J. Colantuono                    49    President and Chief Executive Officer of Independent
  Director since 1994                        Health Association, Inc. (a health maintenance
                                             organization).
DIRECTORS WHOSE TERMS EXPIRE IN 2000
Henry P. Semmelhack                    61    President, Chief Executive Officer and Chairman of
  Director since 1987                        Barrister Information Systems Corporation (a computer
                                             software and services company).

Robert M. Zak                          40    President and Chief Executive Officer of MNH and Mutual
  Chief Operating Officer                    since November 1, 1995; Senior Vice President of MNH and
  since July 1, 1995,                        Mutual from 1992 to 1995; Chief Financial Officer of the
  Senior Vice President                      Company, MNH and Mutual from 1991 through 1996; Vice
  since 1992, Secretary                      President--Financial Services of MNH and Mutual from
  since 1990 and Director                    1989 to 1992; Treasurer of MNH and Mutual from 1988
  since 1994                                 through 1996; Secretary of MNH and Mutual from 1990
                                             through November 1, 1995.

OTHER DIRECTORSHIPS

     The nominees to and members of the Company's Board of Directors who will continue to serve as directors after the Meeting serve on the Boards of Directors of the following publicly-held companies:

     DIRECTOR                            COMPANY
     --------                            -------
Brent D. Baird       Exolon-ESK, Inc.
                     First Carolina Investors, Inc.
                     First Empire State Corporation
                     Oglebay Norton Company
                     Todd Shipyards Corporation
Richard E. Garman    First Empire State Corporation
Henry P. Semmelhack  Barrister Information Systems Corporation
                     Comptek Research, Inc.

COMMITTEES

     The Audit Committee of the Board of Directors consists of Messrs. Semmelhack (Chairman), Colantuono and Garman. The functions performed by the Audit Committee consist principally of conferring with and reviewing the reports of the Company's independent accountants and independent actuaries and bringing to the entire Board of Directors for review those items which the Audit Committee believes merit such review. The Audit Committee met three times during 1997.

     The Nominating Committee consists of Messrs. Garman (Chairman), Baird and Semmelhack. The Nominating Committee's function is to seek out, screen, interview and present to the entire Board of Directors qualified director candidates. Suggestions of stockholders for nominees will be considered if they are forwarded to the Nominating Committee in writing with information regarding, and a written consent of, the person suggested, in accordance with procedures set forth in the Company's By-Laws. The Nominating Committee met once during 1997 in conjunction with the full Board of Directors.

     The Compensation Committee consists of Messrs. Baird and Colantuono. The function of the Compensation Committee is to evaluate, in conjunction with the Compensation Committee of Mutual's Board of Directors, the performance of the officers of the Company and key employees of the Company's affiliates. The Compensation Committee met once during 1997 in conjunction with the full Board of Directors.

     During the fiscal year ended December 31, 1997, the full Board of Directors met seven times. All incumbent directors attended at least 75% of the total number of meetings of the Board and of all committees of the Board on which he served.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock to file reports with the Securities and Exchange Commission ("SEC") and the American Stock Exchange within ten days after the end of any month in which they engaged in a transaction in the Company's securities. Under rules promulgated by the SEC, the Company is required to disclose any failures to file or late filings under Section 16(a) by its insiders. Based solely on review of information furnished to the Company, reports filed through the Company, and written representa-tions that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its directors and officers were complied with during 1997.

MANAGEMENT AGREEMENT

     The Company is a holding company which offers property and casualty insurance through MNH. The Company and MNH operate and manage their business in conjunction with Mutual under a management agreement which was entered into in 1986 (the "Management Agreement"). The Company has operated under the Management Agreement since it commenced doing business. The Company and MNH do not have any significant operating assets and have no employees. Under the Management Agreement, Mutual provides the Company and MNH with the facilities, management and personnel required to operate their day-to-day business, including investment management. All costs incurred by Mutual with respect to underwriting expenses are shared pro rata between Mutual and MNH based upon their annual direct premiums written, and unallocated loss adjustment expenses are allocated on the basis of the number of claims outstanding each month that are attributable to each company. All of Mutual's, the Company's and MNH's common investment expenses are shared pro rata based upon the average book value of the invested assets of each company. MNH also pays Mutual an annual management fee of $50,000. The Management Agreement requires the Company and MNH to pay Mutual 110% of Mutual's costs of providing them with non-insurance related services, and requires the Company to pay Mutual an annual fee of one half of one percent (.5%) of the average book value of the Company's invested assets exclusive of the Company's shares of MNH. Since the inception of the Management Agreement, Mutual has not provided the Company or MNH with any non-insurance related services. For the year ended December 31, 1997, approximately 63.5% of the aggregate expenses of the combined businesses of Mutual, MNH and the Company were allocated to MNH and the Company.

     The Management Agreement contains the following provisions designed to prevent conflicts of interest or to resolve them on an equitable basis should they occur:

          (A) In the event that its officers submit and recommend to the Board of any company any business opportunity, the officers of that company shall cause the same opportunity to be presented to the Boards of each of the other companies. If two or more of the companies determine to participate, the provisions of subparagraph (B) will govern. Notwithstanding the foregoing provisions, a company need not present a business opportunity to another company in the following instances: (a) the purchase or sale on the open market of marketable securities at the market price for that issue or comparable issues; or (b) if a company proposes to purchase securities issued by it; or (c) if in the good faith judgment of the common officers such opportunity does not meet the investment policies or objectives or the underwriting or claims guidelines of the other companies or is inconsistent with the cash flow or tax situation of the other companies; or (d) if the opportunity involves property in which the investing company has an existing interest and the latter company has none.

          (B) If required by subparagraph (A), whenever two or more of the companies shall concurrently engage in a common opportunity under circumstances in which it appears likely that the price or other consideration to be paid or received will not be equal for all property to be acquired or disposed of in a single transaction, the property will be acquired or disposed of in such a manner that, as nearly as feasible, each company will participate in each transaction in proportion to the total amount of such property which its Board has determined to acquire or dispose of until each company has acquired or disposed of the total amount of that property which its Board had determined to acquire or dispose of. In the event that the Boards have not determined in advance the total amount to be acquired or disposed of or the participating companies desire in the aggregate to acquire more than is available, the participation of each company in each transaction will be proportionate to its total assets as shown on its balance sheet as at the close of its quarterly fiscal period ended on or prior to the date of that transaction, or if that balance sheet is not available, as at the close of the latest quarterly fiscal period for which a balance sheet is available. The provisions of this subparagraph may be modified with respect to a particular transaction by the Board of each company if it appears that such modification is required in the interests of fairness, but any such modification must be approved by majorities of the directors of each company participating in the transaction, including a majority of the directors of each participating company who are not officers, directors or controlling persons of any other company participating in the transaction ("disinterested directors") or, in the absence of such disinterested directors, by a vote of the shareholders or policyholders of each company.

          (C) No company (Mutual, the Company and MNH) will sell any property or security to, or purchase any property or security from, any other company, if in the good faith judgment of the common officers such sale or purchase is a material transaction to any company a party to the sale or purchase, unless that sale or purchase is approved and determined to be fair to each company in the transaction by majorities of the directors of each company participating in the transaction, including a majority of the disinterested directors of each company or, in the absence of such disinterested directors, by a vote of the shareholders or policyholders of each company.

     Any change or amendment to, or modification of, the Management Agreement must be approved by the New York Insurance Department. The Management Agreement may be terminated by any party to the agreement upon five years' written notice to all of the other parties. Mutual and MNH have jointly developed and paid for all accounting, computer and insurance marketing systems used in their businesses. In the event of termination of the Management Agreement, each company has the right, at no cost, to obtain copies of all these systems, together with the right to use these systems in perpetuity.

     Mutual controls (as that term is used in the New Hampshire Insurance Law) the Company by reason of the combination of Mutual's ownership of Shares of the Company, the presence of one director of Mutual on the Company's six-person Board of Directors, and the management of the day-to-day business of the Company and MNH by officers who are also officers of Mutual pursuant to the Management Agreement.

     Compensation of Directors. Mr. Zak, who is a director and officer of the Company and MNH, is not separately compensated for his services as a director. All other directors of the Company receive an annual director's fee of $9,000, plus $500 for each meeting of the full Board of Directors and any committee meeting attended.

EXECUTIVE OFFICERS

     The following is a listing of the Company's executive officers.

                                                                      PRINCIPAL OCCUPATION
                NAME, POSITION AND                                  AND BUSINESS EXPERIENCE
              TENURE WITH THE COMPANY                AGE              FOR PAST FIVE YEARS
              -----------------------                ---            -----------------------
Richard E. Garman                                     67  See table under "Information Concerning
  Chairman of the Board since July 1, 1995                Directors and Nominees."

Brent D. Baird                                        59  See table under "Information Concerning
  Director since 1995 and President and Chief             Directors and Nominees."
  Executive Officer since July 1, 1995

Robert M. Zak                                         40  See table under "Information Concerning
  Chief Operating Officer since July 1, 1995,             Directors and Nominees."
  Senior Vice President since 1992, Secretary since
  1990 and Director since 1994

Edward M. Murphy                                      47  Vice President--Investments of the Company,
  Vice President--Investments and Assistant               Mutual and MNH since 1991; Assistant Vice
  Secretary since 1991                                    President of Mutual and MNH from 1989 to
                                                          1991.

Kenneth J. Wilson                                     50  Vice President, Treasurer and Chief
  Vice President, Treasurer and Chief Financial           Financial Officer of the Company, Mutual and
  Officer since December 30, 1996                         MNH since December 30, 1996; President and
                                                          Chief Executive Officer of Carbadon Corp.
                                                          and its operating subsidiary, Empire of
                                                          America Realty Credit Corp., from December
                                                          1995 to December 1996 and Chief Financial
                                                          Officer from November 1992 to December 1996.

     There are no family relationships between any of the directors or executive officers of the Company.

                             EXECUTIVE COMPENSATION

     Certain of the executive officers of the Company and its wholly-owned subsidiary, MNH, also serve as executive officers of Mutual as described above under "Management Agreement." Mutual pays the salaries and other benefits of these executive officers, and the Company and MNH are allocated a portion of those salaries and other benefits in accordance with the Management Agreement.

     Summary Compensation Table. The following table summarizes the Company's and MNH's share of compensation paid during the years ended December 31, 1997, 1996 and 1995 to the Company's Chief Executive Officer and all other executive officers whose total base salary and bonus from Mutual for 1997 exceeded $100,000 (the "Named Officers").

                                                                             LONG TERM
                                       ANNUAL COMPENSATION(2)           COMPENSATION AWARDS
                                 -----------------------------------   ---------------------
                                                      OTHER ANNUAL
        NAME AND                                      COMPENSATION     SECURITIES UNDERLYING      ALL OTHER
 PRINCIPAL POSITION(1)    YEAR    SALARY    BONUS          (3)            OPTIONS/SARS(#)      COMPENSATION(4)
 ---------------------    ----    ------    -----     ------------     ---------------------   ---------------
Robert M. Zak             1997   $131,622      -0-          -0-                  -0-               $11,894
  Chief Operating
     Officer              1996   $135,041      -0-          -0-                7,500               $ 7,239
                          1995   $103,140      -0-       $3,075                  -0-               $10,207
Edward M. Murphy          1997   $ 77,905   $5,079          -0-                  -0-               $ 9,083
  Vice President          1996   $ 74,693      -0-          -0-                4,000               $ 4,895
  Investments             1995   $ 67,618      -0-          -0-                  -0-               $ 3,932
Kenneth J. Wilson         1997   $ 85,712      -0-          -0-                  -0-               $   120
  Chief Financial
     Officer

---------------

(1) Mr. Zak became Chief Operating Officer on July 1, 1995. Richard E. Garman was appointed Chairman of the Board, and Brent D. Baird was appointed President and Chief Executive Officer, effective July 1, 1995. Neither Mr. Garman nor Mr. Baird receives any compensation for serving in these capacities.

(2) The total compensation (the sum of all columns in the summary compensation table except Options/SARs) paid to Mr. Zak by Mutual was $226,045 for 1997, $217,887 for 1996 and $175,073 for 1995. For Mr. Murphy, total compensation from Mutual was $145,010 for 1997, $121,881 for 1996 and $107,595 for 1995.
    For Mr. Wilson, total compensation from Mutual was $135,188 for 1997. The Company and MNH paid 63.5% of 1997 compensation, 65.3% of 1996 compensation and 66.5% of 1995 compensation pursuant to the expense allocation provisions of the Management Agreement.

(3) Represents the Company's and MNH's share of the amount paid to the Named Officer as reimbursement for payment of taxes incurred as a result of Mutual's contribution to the Merchants Mutual Supplemental Executive Retirement Plan.

(4) Represents the Company's and MNH's share of Mutual's contributions for the Named Officer's benefit to the Merchants Mutual Supplement Executive Retirement Plan and the Merchants Mutual Insurance Company Capital Accumulation Plan.

     Option Grants, Exercises and Year End Value. The Company's 1986 Stock Option Plan expired by its terms in 1996, and, therefore, there were no options granted in 1997. No options were exercised by the Named Officers in 1997. The following table summarizes information with respect to exercisable and unexercisable options held by the Named Officers as of December 31, 1997. Valuations are based upon the closing price of the Company's Shares on the American Stock Exchange on December 31, 1997 ($21.25).

                                                       NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                           OPTIONS/SARS                OPTIONS/SARS
                                                           AT FY-END(#)                AT FY-END($)
                       NAME                          EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                       ----                          -------------------------   -------------------------
Robert M. Zak......................................     12,750/3,750                $82,813/$938
Edward M. Murphy...................................     5,000/2,000                 $21,125/$500

     Employment and Severance Agreements. Mr. Zak has an employment agreement with Mutual dated as of June 1, 1994 which originally expired on May 31, 1997. During that period the term of the agreement was extended one year on each May 31 unless notice was given by Mr. Zak or Mutual prior to May 31. No such notice was given and the current expiration date is May 31, 2000. The agreement provides that Mr. Zak shall receive an annual salary of not less than $140,000. The agreement provides that if Mr. Zak is terminated by Mutual for any reason other than (i) for "good cause" or (ii) as a result of his death or "total disability" or (iii) following a "change in control" involving Mutual, the Company or MNH, he will receive a severance benefit equal to the greater of the total of his then annual salary through the end of his employment agreement or two times the aggregate annual compensation paid to him by Mutual during the calendar year preceding the date of termination. Mr. Zak's agreement also provides that in the event there is a "change in control" involving Mutual, the Company or MNH and within two years after the change in control Mr. Zak's employment is terminated by Mutual other than for "good cause" or as a result of his death or "total disability," or he declares his employment terminated for "good reason," he will be entitled to a severance benefit equal to 2.9 times the average of the aggregate annual compensation paid by Mutual to him during the previous five calendar years. These severance benefits shall be paid immediately in a lump sum discounted by an interest rate equal to the then prime rate.

     Mr. Murphy and Mr. Wilson do not have an employment agreement with the Company or Mutual but each does have an agreement with Mutual that provides that in the event there is a "change in control" involving Mutual, the Company or MNH and within two years after the change in control his employment is terminated by Mutual other than for "good cause" or as a result of his death or "total disability," or he declares his employment terminated for "good reason," he will be entitled to a severance benefit equal to one year's salary.

     Compensation Committee Report. The Compensation Committee of the Board of Directors currently consists of Messrs. Baird and Colantuono. The primary obligation of the Compensation Committee is to evaluate the performance of the Company's officers and key employees of the Company's affiliates for the purpose of determining whether their compensation as set by Mutual is appropriate. Because of the structure of the Management Agreement under which Mutual provides the facilities and personnel necessary to manage the Company's day-to-day business, and certain executive officers of the Company and MNH are also executive officers of Mutual and are compensated by Mutual, decisions with respect to the salary and benefits for the officers of the Company during the past fiscal year were made by the compensation committee of Mutual and the Board of Directors of Mutual with prior consultation with the Company's Compensation Committee.

     Submitted by the Compensation Committee of the Company's Board of
Directors:

                                            Brent D. Baird
                                            Frank J. Colantuono

     This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or portions thereof into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

     Compensation Committee Interlocks and Insider Participation. There are no "compensation committee interlocks" which the SEC regulations would require to be disclosed in this Proxy Statement. As stated in note (1) to the Summary Compensation Table above, Mr. Baird, who is a member of the Compensation Committee, serves as the Company's President and Chief Executive Officer but does not receive any compensation for serving in those capacities. There is no other "insider participation" which the SEC regulations would require to be disclosed in this Proxy Statement.

     Performance Comparison. Set forth below is a line graph comparing the yearly percentage change in cumulative total stockholder return on the Company's Shares with the cumulative total return on the Standard & Poor's 500 and the NASDAQ Insurance Stock indices for the five year period beginning January 1, 1993 and ending December 31, 1997.

                                                                                           NASDAQ
               Measurement Period                                                        Insurance
             (Fiscal Year Covered)                  The Company         S&P 500            Stocks
1992                                                        100.00            100.00            100.00
1993                                                        108.36            110.06            106.96
1994                                                        105.41            111.51            100.66
1995                                                        125.19            153.55            143.02
1996                                                        131.89            187.44            166.58
1997                                                        153.13            249.97            209.28

                              CERTAIN TRANSACTIONS

     Mutual provides facilities, employees and all services required to conduct the business of the Company and MNH. See "Management Agreement."

     Effective January 1, 1993, Mutual and MNH entered into a quota share reinsurance agreement under which MNH assumed 10% of Mutual's direct voluntary written premiums and related losses in exchange for a reinsurance commission of 35%. The agreement also provides for MNH to pay a contingent commission to

Mutual equal to any underwriting profit on the premiums assumed. The agreement may be terminated by either party effective as of any January 1, with the prior approval of the New York Superintendent of Insurance, upon six months' notice to the other party. In addition, the agreement may be terminated by MNH at any time if any amount payable to MNH by Mutual becomes more than 90 days overdue or if there is a change in control of Mutual approved by the New York Superintendent of Insurance. The agreement allows Mutual to reduce its cessions to MNH for any calendar year. Mutual did not cede any premiums to MNH in 1997 under this agreement, and in December 1997, Mutual notified MNH that it was not terminating the agreement but was exercising its right under the agreement to eliminate all cessions of its voluntary direct written premium to MNH for calendar year 1998, while retaining the right to resume such cessions, up to the 10% level, for subsequent years.

     MNH owned a Surplus Agreement in the principal amount of $1,350,000 issued by Mutual under the section of the New York Insurance Law which allowed Mutual to carry the funds represented by that Agreement as equity rather than debt for statutory accounting purposes. MNH acquired this investment in 1993 from the Federal Deposit Insurance Corporation which was acting in its capacity as the receiver of the original owner. In 1997 Mutual, with the consent of the New York Insurance Department, repaid MNH the total principal amount and all unpaid accrued dividends on this investment.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Board of Directors has not yet appointed a firm to act as auditors for the fiscal year ending December 31, 1998. Price Waterhouse LLP, has audited the accounts of the Company since the Company's formation in 1986. A representative of Price Waterhouse LLP, is expected to be present at the Meeting and will have an opportunity to make a statement, if the representative so desires, and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals must be received at the Company's offices no later than December 4, 1998 in order to be considered for inclusion in the Company's proxy materials for the 1999 Annual Meeting.

                                 OTHER MATTERS

     So far as the Management is aware, no matters other than those outlined in this Proxy Statement will be presented to the Meeting for action on the part of the stockholders. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the Shares to which the proxy relates in accordance with their best judgment.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            ROBERT M. ZAK
                                            Senior Vice President and
                                            Chief Operating Officer

Buffalo, New York

                             MERCHANTS GROUP, INC.
                                250 MAIN STREET
                            BUFFALO, NEW YORK 14202

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints BRENT D. BAIRD and ROBERT M. ZAK, and each or either of them, Proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, $.01 par value, of Merchants Group, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, May 6, 1998, at 250 Main Street, Buffalo, New York, at 9:00 a.m., Buffalo time, or any adjournments thereof, and directs that the shares represented by this Proxy shall be voted as indicated:

1.  ELECTION OF DIRECTORS

                                                                           WITHHOLD AUTHORITY
      FOR all nominees                                                     to vote for each nominee listed
      (except as marked to the contrary below)  [ ]                        below  [ ]

                      Brent D. Baird and Richard E. Garman

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike a line through the nominee's name in the list above.)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. THE BOARD OF DIRECTORS FAVORS A VOTE FOR PROPOSAL 1. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1.

                                                    Dated................., 1998

                                                    ............................

                                                    ............................

                                                     (Signature of Stockholder)

                                                    Please date and sign name
                                                    exactly as name appears and
                                                    return this Proxy promptly
                                                    in the enclosed envelope,
                                                    which requires no postage if
                                                    mailed in the United States.